UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2010

SMITH INTERNATIONAL, INC.

Delaware	1-8514	95-3822631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1310 Rankin Road, Houston, Texas 77073

(Address of principal executive offices) (Zip Code)

(281) 443-3370

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 27, 2010, pursuant to the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”) between Smith International, Inc. (“Smith”), Schlumberger Limited (Schlumberger N.V.) (“Schlumberger”) and Turnberry Merger Sub Inc. (“Merger Sub”), dated as of February 21, 2010, the merger of Merger Sub with and into Smith (the “Merger”) was completed. Upon completion of the Merger, Smith became a wholly owned subsidiary of Schlumberger. A copy of the press release announcing the results of the Smith shareholder meeting is attached as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Merger, each issued and outstanding share of Smith common stock (other than shares held by Smith or its subsidiaries) was canceled and converted into the right to receive 0.6966 fully paid and non-assessable shares of Schlumberger common stock. In connection with the Merger, Schlumberger issued approximately 176 million shares of its common stock (of which approximately 76 million were issued from its treasury shares), which represents approximately 12.9% of its outstanding common stock after giving effect to such issuance. Smith stockholders will receive cash in lieu of any fractional shares of Schlumberger common stock that they would otherwise be entitled to receive in the Merger.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Smith on February 22, 2010 and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the Merger, Smith notified the New York Stock Exchange (the “NYSE”) that each issued and outstanding share of Smith common stock was canceled and converted into the right to receive shares of Schlumberger common stock and requested that the NYSE file a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to Smith common stock. Smith common stock and the associated preferred stock purchase rights were delisted and removed from trading on the NYSE effective at the close of market trading on August 27, 2010.

Item 3.03	Material Modification to Rights of Security Holders

Pursuant to the Merger Agreement, each issued and outstanding share of Smith common stock, and each outstanding restricted stock unit under Smith’s employee stock plans which was outstanding on the date of the Merger Agreement, was canceled and converted into the right to receive 0.6966 fully paid and non-assessable shares of Schlumberger common stock. No fractional shares of Schlumberger common stock were issued in connection with the Merger, and holders of Smith common stock are entitled to receive cash in lieu thereof. At the effective time of the Merger, all outstanding options to purchase shares of Smith common stock were converted into options to purchase shares of Schlumberger common stock with the duration and terms of such converted options to remain the same as the original Smith option. All converted Schlumberger options, other than those issued in respect of Smith options awarded after February 21, 2010, are fully vested and exercisable. At the effective time of the Merger, each outstanding award of restricted stock units granted by Smith under any of its plans on or prior to February 21, 2010, was converted into the right to receive the merger consideration based on the total number of shares of Smith common stock subject to the outstanding award. To the extent the outstanding award is for performance-based restricted stock units, the number of shares subject to the outstanding award was calculated based on the deemed attainment of performance goals at 100% of the target performance level. Any award of restricted stock units made by Smith after February 21, 2010 was converted into an award of Schlumberger restricted stock units in an amount equal to the product of the number of shares of Smith stock subject to the original Smith award and the exchange ratio, with any fractional units rounded to the nearest whole unit. Pursuant to the Merger Agreement, the rights associated with shares of Smith common stock pursuant to the Rights Agreement, dated as of June 8, 2000, between Smith and EquiServe Trust Company, N.A. (successor to First Chicago Trust Company of New York), as rights agent, as amended, were also canceled.

Item 5.01	Changes in Control of Registrant

On August 27, 2010, as a result of the Merger, Smith became a wholly owned subsidiary of Schlumberger named Smith International, Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors

On August 27, 2010, in connection with the Merger and immediately upon the completion of the Merger (the “Effective Time”), each of the members of the Smith board of directors (the “Smith Board”) resigned from the Smith Board. The members of the Smith Board immediately prior to the Effective Time were Loren K. Carroll, Dod A. Fraser, James R. Gibbs, Robert Kelley, Luiz Rodolfo Landim Machado, Duane C. Radtke, Doug Rock and John Yearwood.

Departure of Certain Officers

On August 27, 2010, in connection with the Merger and at the Effective Time, the following officers of Smith resigned from their positions: John Yearwood, Chief Executive Officer, President and Chief Operating Officer; William J. Restrepo, Senior Vice President, Chief Financial Officer and Treasurer; Richard E. Chandler, Jr., Senior Vice President, General Counsel and Secretary; Malcolm W. Anderson, Senior Vice President, Human Resources; Norman Mckay, Executive Vice President and President, Smith Technologies; and Christopher I.S. Rivers, President and Chief Executive Officer of M-I SWACO.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 27, 2010, at the Effective Time and pursuant to the Merger Agreement, the certificate of incorporation of Smith was amended. The foregoing description is qualified in its entirety by reference to the certificate of incorporation of Smith, dated August 27, 2010, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

On August 27, 2010, at the Effective Time, the bylaws of Smith were amended and restated. The foregoing description is qualified in its entirety by reference to the amended and restated bylaws of Smith, dated August 27, 2010, a copy of which is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 24, 2010, Smith held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to consider and vote upon the adoption of the Merger Agreement, the election of three members of the Smith Board, and certain other matters, as set forth below. Of the 249,782,042 shares of Smith common stock outstanding and entitled to vote at the Annual Meeting, 184,009,947 (73.7%) were represented in person or by proxy at the Annual Meeting. The vote in respect of each proposal is set forth below.

Proposal 1 – Adoption of the Merger Agreement

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
183,504,466	414,120	91,361

Proposal 2 – Election of Three Class III Directors

Election of James R. Gibbs

Number of Shares Voted For	Number of Shares Withheld
172,473,859	11,536,088

Election of Duane C. Radtke

Number of Shares Voted For	Number of Shares Withheld
180,315,744	3,694,203

Election of John Yearwood

Number of Shares Voted For	Number of Shares Withheld
179,081,931	4,928,016

Proposal 3 – Approval of the Smith International, Inc. 1989 Long-Term Incentive Compensation Plan

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
176,479,863	6,437,778	1,092,306

Proposal 4 – Ratification of the Appointment of Deloitte & Touche LLP

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
183,340,570	566,898	102,479

Proposal 5 – Adjournment of the Annual Meeting, if Necessary, to Solicit Additional Proxies

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
166,313,652	17,612,476	83,819

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Designation

2.1	Agreement and Plan of Merger, dated as of February 21, 2010, by and among Schlumberger Limited (Schlumberger N.V.), Turnberry Merger Sub Inc., and Smith International, Inc. Filed as Exhibit 2.1 to the Company’s report on Form 8-K filed on February 22, 2010 and incorporated herein by reference.

3.1	Certificate of Incorporation of Smith, dated August 27, 2010.

3.2	Amended and Restated Bylaws of Smith, dated August 27, 2010

99.1	Press Release, dated August 24, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2010

SMITH INTERNATIONAL, INC.

By:	/s/ Francesca Maestroni
Francesca Maestroni
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 21, 2010, by and among Schlumberger Limited (Schlumberger N.V.), Turnberry Merger Sub Inc., and Smith International, Inc. Filed as Exhibit 2.1 to the Company’s report on Form 8-K filed on February 22, 2010 and incorporated herein by reference.

3.1	Certificate of Incorporation of Smith, dated August 27, 2010.

3.2	Amended and Restated Bylaws of Smith, dated August 27, 2010

99.1	Press Release, dated August 24, 2010